EXHIBIT 10.2

USF CORPORATION
RESTRICTED STOCK GRANT AGREEMENT

THIS AGREEMENT is made effective                         (the “Grant Date”) between USF Corporation, a Delaware corporation (the “Company”), and Thomas E. Bergmann (the “Recipient”).

WHEREAS, the Company desires to grant to the Recipient certain shares (the “Shares”) of its common capital stock (the “Stock”); and

WHEREAS, such Shares are not being issued under the Company’s Long-Term Incentive Plan (the “Plan”) but the Company and the Recipient understand and agree that any terms used herein have the same meanings as if such Shares were granted as restricted stock under the Plan (the Recipient being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1.    GRANT OF RESTRICTED STOCK

The Company hereby grants to the Recipient               Shares of Stock on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Recipient acknowledges receipt of a copy of the Plan. The Company and the Recipient acknowledge that the number of Shares of Stock granted hereunder equals $              of Stock on the Grant Date.

2.    PURCHASE PRICE

The purchase price of the Stock shall be deemed to be zero Dollars per Share. The foregoing notwithstanding, the Recipient shall not, without the consent of the Company, make any election under Section 83(b) of the Code to recognize income at the date of grant.

3.    CERTIFICATES AND SHAREHOLDER RIGHTS

The Company’s Transfer Agent and Registrar shall prepare and issue a stock certificate in the Recipient’s name representing the Shares of Stock that the Recipient has been granted. From and after the issuance of the certificate, the Recipient shall be the holder of record with respect to the Stock. The Company shall take such actions as are necessary to register the Shares under the applicable securities laws on or before the date such Shares cease to be subject to the restrictions described in Paragraph 4.

4.    RESTRICTIONS AND VESTING

(a)	Until the passage of the time periods or the occurrence of the events specified in Paragraph 4(b) below, the Recipient shall not sell, transfer, convey, pledge, encumber, or otherwise dispose of all or a portion of any interest in the Stock.

(b)	Subject to this Agreement, the restrictions hereunder shall lapse on the first to occur of the following dates or events, whichever is applicable:

(i)	Total Number of Shares	Date Restrictions Lapse

(ii)	Total Number of Shares	Event on Which Restrictions Lapse
Recipient’s Death or Disability as defined in the Plan

Termination by the Company without “Cause” as defined in the Employment Agreement

Occurrence of a Change in Control, as defined in Exhibit C to the Employment Agreement

Except as provided above, any Stock the restrictions on which have not lapsed upon the Recipient’s termination of employment shall be forfeited immediately and this statement shall constitute the written notice required under the Plan of such forfeiture.

5.    DIVIDENDS

From and after the date the Recipient acquires the Shares, and is issued a certificate or certificates, the Recipient shall be entitled, with respect to the Recipient’s Shares of Stock, to any dividends declared by the Company on its Shares of Common Stock and paid in the form of cash or other property.

6.    RELEASE OF RESTRICTIONS

Cash dividends paid with respect to Shares of Stock shall be paid to the Recipient. In the case of dividends declared by the Company and payable in the form of Common Stock or other securities of the Company, then such securities shall be subject to the terms and conditions of the Plan and this Agreement, shall be represented by certificates issued in the name of the Recipient but shall be subject to the restrictions and vesting schedules specified in Paragraph 4, provided that the restrictions applicable to securities issued as a dividend on certain Shares shall lapse concurrently with the restrictions on the underlying Shares.

7.    RELEASE OF RESTRICTIONS

At such time as the restrictions on the Shares of Stock lapse, or as soon thereafter as may be practicable, the restrictive legend shall be removed from the certificate or certificates.

8.    WITHHOLDING

The Company shall have the power and right to deduct or withhold, or require the Recipient to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any grant made under or as a result of this Agreement. In the alternative, the Recipient may elect, subject to Company approval, to satisfy the withholding requirement in whole or in part, by having the Company withhold Shares that would otherwise be transferred to the Recipient having a fair market value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction. All elections shall be made in writing and signed by the Recipient.

9.    NOTICES

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	USF Corporation 8550 West Bryn Mawr Avenue Suite 700 Chicago, Illinois 60631

To the Recipient:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

10.   GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois.

11.   BINDING EFFECT

This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the Company and the Recipient have caused this Agreement to be executed on its and his behalf effective the day and year first above written.

COMPANY:	RECIPIENT:

USF CORPORATION

By:
Its: